[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amendment No. 2
to the Collaborative Development Program Agreement
GLOBALFOUNDRIES and Intermolecular

WHEREAS GLOBALFOUNDRIES Inc., an exempted company incorporated under the laws of the Cayman Islands, and having a registered address at PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands (hereinafter referred to as "GLOBALFOUNDRIES" or “GF”) and INTERMOLECULAR, INC., a Delaware corporation located at 3011 North First Street, San Jose, California 95134 (hereinafter referred to as "Intermolecular" or “IM”) entered into a Collaborative Development Program agreement with an effective date of June 1, 2011 (“CDP Agreement”).

WHEREAS the CDP Agreement was subsequently amended with an effective date of April 22, 2012 (“Amendment No. 1”).

WHEREAS GLOBALFOUNDRIES and Intermolecular wish to modify the terms of the CDP Agreement (as amended by Amendment No. 1) by this Amendment No. 2 (this Amendment No. 2 hereinafter referred to as “Amendment”).

NOW THEREFORE, in consideration for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GLOBALFOUNDRIES and Intermolecular agree to modify the terms of the CDP Agreement, as amended, as follows.

1.	EFFECTIVE DATE
This Amendment shall be effective on the last date of the signatures of the authorized representatives below (“Amendment Effective Date”) except for Sections 7 and 9 of this Amendment which shall have an effective date of July 1, 2013.

2.	MODIFY SECTION 2.2
Section 2.2 of the CDP Agreement is deleted in its entirety and replaced with the following:

2.2 FTEs & Quality of Work.
For the second quarter of 2013, IM will provide an average of [***] FTEs to support the development activities in the Development Plan. For each subsequent quarter of the CDP Term beginning with the third quarter of 2013, IM will provide a minimum quarterly average of [***] FTEs to support the development activities in the Development Plan. The aforementioned FTEs will include at least [***] FTEs based in GF's facilities in [***].

3.	MODIFY SECTION 2.4
Section 2.4 of the CDP Agreement is deleted in its entirety and replaced with the following:

2.4 Facilities & Workspace. IM will provide adequate facilities and workspace for up to [***] GF employees at IM's HPC R&D Center in San Jose, CA and additional resources as are necessary to support IM's obligations pursuant to the Development Plan. IM will provide badge access, landline phone connection, internet access, and cubicle or office space. GF employees must complete IM's standard confidentiality and safety training prior to being able to work in IM's HPC R&D Center. IM will provide adequate facilities space for storage of GF wafers, materials, targets and any other assets required to enable the Development Plan.
IM shall ensure its employees comply in all material respects with all personnel, human resources, security and safety rules, procedures, and guidelines and regulatory requirements (collectively “Rules”) applicable to contractors that are resident at or visiting GF facilities while such employees are at such facilities. In particular, IM agrees to abide by security requirements as may apply to its employees while at the GF facilities.  IM shall be responsible for the acts and omissions of IM personnel at GF facilities where such acts or omissions are in violation of the Rules.

Page 1 of 1 [***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	MODIFY SECTION 2.11
Section 2.11 of the CDP Agreement is deleted in its entirety and replaced with the following:

2.11 Period of development activities in the Development Plan. The initial period of all development activities in the Development Plan (“Initial Period”) shall expire on December 31, 2014 (“Expiration Date”). Notwithstanding the foregoing, GF in its sole discretion has the right to modify the Expiration Date by providing written notice to IM (“Cancellation Notice”). If a Cancellation Notice is provided, the Initial Period will expire one hundred and twenty days (120) calendar days after receipt of the Cancellation Notice by IM provided that the Initial Period shall not expire on or prior to June 1, 2014. . For avoidance of doubt, such modification shall not affect the rights and obligations of the parties pursuant to the terms of Section 11 (“Termination”).

Upon expiration of the Initial Period, the period of development activities shall automatically renew for successive periods of 12 months each unless either party provides written notice to the other party, given not less than 90 days prior to the expiration of the then-current period (the applicable period hereinafter referred to as the “CDP Term”), of its intent to not continue such development activities after such expiration. Notwithstanding the foregoing, if during said 90 day period, GF elects not to extend the CDP Term, GF shall provide IM written notice of non-renewal during said period. Such non-renewal shall be effective 90 days from such notice. Such expiration shall not impact termination of the Agreement which shall be solely governed by Section 11 (“Termination”).

5.	DELETE SECTION 4
Effective July 1, 2013, Section 4 of the CDP Agreement is deleted in its entirety and replaced with the following:

4    This section intentionally left blank.

6.	DELETE SECTION 5
Section 5 of the CDP Agreement is deleted in its entirety and replaced with the following:

5    This section intentionally left blank.

7.	MODIFY SECTION 6.1 (D) & 6.1 (E)
Sections 6.1 (d) and 6.1 (e) of the CDP Agreement are deleted in their entirety and replaced with the following:

6.1 (d)    For each quarter beginning Q1 CY2012 and ending Q2 CY2013 -     $[***]

6.1 (e)     For each quarter beginning Q3 CY2013 and ending Q4 CY2013 -     $[***]

8.	ADD SECTION 6.1 (F)
A new section 6.1 (f) is added as follows:

6.1 (f)    For each quarter beginning Q1 CY2014 and ending Q4 CY2014 -    $[***]

9.	DELETE SECTION 6.2 AND MODIFY SECTION 6.3
Effective July 1, 2013, Section 6.2 of the CDP Agreement is deleted in its entirety and replaced with the following:

6.2. This section intentionally left blank.

The first paragraph of Section 6.3 of the Agreement is deleted in its entirety and replaced with the following:

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6.3 Royalties under IM licenses to GF based on CDP IP. It is expected that GF or GF's Affiliates will develop, manufacture, have manufactured, distribute, lease, sell or otherwise dispose of (collectively “Commercialize”) Products that utilize, are derived from or incorporate (collectively “Based on”) the CDP IP developed as a result of conducting each Project (hereinafter “Project Products”). For all CDP IP developed during a Project (hereinafter “Project IP”), as partial consideration for the licenses granted in Section 3.5, GF shall pay IM a royalty as a percentage of gross revenues, excluding any bump and sort costs, from unrelated companies for Project Products Commercialized by GF and GF's Affiliates. The royalty percentage to be applied will depend on the Project Category as identified in the Development Plan. Each Project shall be associated with a Project Category prior to the commencement of such Project. If the Development Plan Success Factors are not met or exceeded as agreed upon by the Operating Committee, the royalty percentage will be adjusted in accordance with the guidelines provided by the Operating Committee. Notwithstanding the aforementioned, Annual Royalty Caps in Section 6.7 remain in effect.

10.	MISCELLANEOUS
This Amendment shall be deemed to be incorporated into the CDP Agreement and made a part thereof. All references to the CDP Agreement in any other document shall be deemed to refer to the CDP Agreement as modified by this Amendment. Except as modified by this Amendment, all of the terms and conditions of the CDP Agreement shall remain in full force and effect. In the event that the terms of this Amendment conflict with the terms of the CDP Agreement, the terms of this Amendment shall control.

11.	EXECUTION
This Amendment may be executed in any number of counterpart originals, each of which shall be deemed an original instrument for all purposes, but all of which shall comprise one and the same instrument. This Amendment may be delivered by electronic mail or facsimile, and a scanned version of this Amendment shall be binding as an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives:

GLOBALFOUNDRIES Inc.                    Intermolecular, Inc.

Date:                            Date:

Name:                            Name:

(Print)                            (Print)

Title:                            Title:

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